UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FIRST RELIANCE BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST RELIANCE BANCSHARES, INC.

2170 W. Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

April [__], 2014

To the Shareholders of First Reliance Bancshares, Inc.:

You are cordially invited to attend the annual meeting of shareholders of First Reliance Bancshares, Inc. (the “Company”) to be held at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina, on Thursday, June 5, 2014 at 4:00 p.m.

The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2014, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

We cannot take any action at the meeting unless the holders of a majority of the outstanding shares of common stock of the Company are represented, either in person or by proxy. Therefore, whether or not you plan to attend the meeting, please mark, date, and sign the enclosed proxy card, and return it to the Company in the envelope provided as soon as possible.

Returning the proxy card will not deprive you of your right to attend the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

Sincerely,

/s/ F.R. Saunders, Jr.
F.R. Saunders, Jr.
President and Chief Executive Officer

FIRST RELIANCE BANCSHARES, INC.

2170 W. Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2014

To the Shareholders of First Reliance Bancshares, Inc.:

The Annual Meeting of Shareholders of First Reliance Bancshares, Inc. will be held on Thursday, June 5, 2014 at 4:00 p.m. at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina, for the following purposes:

(1)	Elect Directors. To elect three (3) individuals to serve as Class A Directors until the 2017 Annual Meeting of Shareholders and until their successors have been elected and qualified.

(2)	Advisory Vote on Executive Compensation. Proposal to ratify and approve a non-binding stockholder resolution regarding the Company’s executive compensation policies and practices and compensation paid to executive officers (commonly referred to as a “say on pay” proposal);

(3)	Bylaw Amendment Approval. Proposal to ratify, on an advisory basis, an amendment to the Company's bylaw's that disqualifies a person from serving on the board of directors if he or she is party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy or service as a director of the Company.

(4)	Other Business. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement explains these proposals in greater detail. We urge you to review these materials carefully.

The Board of Directors has fixed the close of business on April 4, 2014 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting. However, whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ F.R. Saunders, Jr.
F.R. Saunders, Jr.
President and Chief Executive Officer

April [__], 2014

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FIRST RELIANCE BANCSHARES, INC.

2170 W. Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

PROXY STATEMENT FOR 2014 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

The Board of Directors of First Reliance Bancshares, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, June 5, 2014 at 4:00 p.m. at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina and at any adjournments of the meeting.

Record Date and Mail Date

The close of business on April 4, 2014 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April [__], 2014.

Number of Common Shares Outstanding

As of the close of business on the record date, the Company had 20,000,000 shares of common stock, $0.01 par value, authorized, of which 4,568,695 shares were issued and outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

The Company also has 10,000,000 shares of preferred stock, no par value, authorized, of which 15,349 shares of Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and 767 shares of our Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) are authorized, issued and outstanding. The Series A Preferred Stock and the Series B Preferred Stock are not entitled to vote on the matters presented at this meeting.

VOTING AT THE ANNUAL MEETING

Proposals to Be Considered

Shareholders will be asked to elect three (3) persons to serve as Class A Directors until the 2017 Annual Meeting of Shareholders and until their successors have been elected and qualified. Information regarding these nominees is provided elsewhere in this proxy statement. The Board of Directors recommends that you vote for approval of each nominee.

Shareholders will also be asked to consider and vote upon a non-binding resolution approving the compensation of First Reliance’s executive officers as described in this Proxy Statement and in compliance with the federal securities laws. This proposal, commonly referred to as a “say on pay,” is further described elsewhere in this proxy statement. The Board of Directors recommends that you vote for approval of this proposal.

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Shareholders will also be asked to consider and vote upon a proposal to ratify and approve an amendment to the Company's bylaw's that disqualifies a person from serving on the board of directors if he or she is party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy or service as a director of the Company. This proposal, referred to as the "bylaw amendment" is further described elsewhere in this proxy statement. The Board of Directors recommends that you vote for approval of this proposal.

Shareholders may also be asked to vote on other matters, if any, properly brought before the shareholders at the annual meeting.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies, Jeffrey A. Paolucci and Paul C. Saunders, will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted for the election of the nominated directors, for the say on pay proposal and the bylaw amendment and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering to Jeffrey A. Paolucci, Executive Vice President and Chief Financial Officer of the Company, at the main office of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

Quorum. A quorum will be present at the meeting if a majority of the outstanding shares of common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given proposal unless the proposal being voted upon requires the affirmative vote of at least a specific percentage of the shares outstanding and entitled to vote. In that circumstance, abstentions will count as votes against the proposal.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies for which brokers fail to vote on one or more proposals are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority unless the matter being voted upon requires the affirmative vote of at least a specific percentage of the shares outstanding and entitled to vote. In such a case, broker non-votes will count as votes against the proposal.

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Approval Requirements. To be elected or ratified as a director, a director nominee must receive a plurality of the votes for his election as a director. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election of the director for which you withheld your vote, unless you cast that vote for a competing nominee, if any.

The "say on pay," the bylaw amendment and any other matter that may properly come before the annual meeting each requires more votes for than against the proposal being voted upon. Abstentions and broker non-votes will not be counted as votes against any such proposal and therefore will have no effect on the outcome of the proposal.

SOLICITATION OF PROXIES

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, electronic mail, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director Nominees

The Company’s articles of incorporation provide that the board of directors shall be divided into three (3) classes – Class A, Class B and Class C – each of which is as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each.

The board of directors recommends that the shareholders elect the persons identified below as "Class A — Director Nominees." The following table shows for each nominee: (a) his name; (b) his age at December 31, 2013; (c) how long he has been a director of the Company; (d) his position(s) with the Company; (e) his principal occupation and business experience for the past five years; and (f) a brief discussion of the specific experience, qualifications, attributes or skills that the board believes qualifies each director for service on the board.

Except as otherwise indicated, each director has been engaged in his present principal occupation for more than five years. Each of the director nominees listed below is also a director of the Company's bank subsidiary, First Reliance Bank (the "Bank"). The nominating committee believes that each of the director nominees and continuing directors possess the character traits appropriate for service on the board, including proper temperament, collegiality, good judgment, leadership and integrity, and, on the basis of the qualifications and experience listed below, that all of the director nominees and continuing directors are well qualified to serve on the board.

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CLASS A — DIRECTOR NOMINEES

(Nominated for a Three-Year Term Expiring 2017)

•	Leonard A. Hoogenboom, age 70, has been (i) chairman of the board and a director of the Bank since August 1999 and (ii) chairman of the board and a director of the Company since April 2001. Mr. Hoogenboom has been the owner and chief executive officer of L. Hoogenboom CPA, a local CPA firm, since 1984. Mr. Hoogenboom has extensive local contacts and a wide variety of business experience and community involvement.

•	F.R. Saunders, Jr., age 53, has been (i) president, chief executive officer and a director of the Bank since August 1999; (ii) a director of the Company since April 2001; and (iii) president and chief executive officer of the Company since April 2001. Until November 1998, Mr. Saunders served as a regional executive for Centura Bank and as an executive and director of Pee Dee State Bank. Mr. Saunders is the brother of Paul C. Saunders, a director and senior vice president of the Company.

•	J. Munford Scott, Jr., age 68, has been a director of the Company and the Bank since January 2007. Mr. Scott was appointed as the Florence County Probate Judge in December 2013. From December 2006 to December 2013, he served as special counsel for the law firm Turner Padget Graham & Laney, P.A. Prior to that date, he was the senior attorney and owner of Scott & Associates P.C. Attorneys at Law, for over twenty years.

Continuing Directors

The following two tables set forth, for each remaining director of the Company whose term has not yet expired, the following: (a) his name; (b) his age at December 31, 2013; (c) how long he has been a director of the Company; (d) his position(s) with the Company; and (e) his principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his present principal occupation for more than five years.

CLASS B — CONTINUING DIRECTORS

(Term Expiring 2015)

•	James R. Lingle, Jr., age 60, has served as a director of the Company and the Bank since April 2011. Since December 2009, Mr. Lingle has served as president and chief executive officer of iFinancial Holdings Inc., a financial advisory company. Prior to that date, Mr. Lingle served as the director of premium funding for Interstate National Dealer Services, Inc., based in Uniondale, New York, where he formed and managed its warranty finance operations. In addition, from 1984 to 2008, Mr. Lingle served as president and chief executive officer of Prime Rate Premium Finance Corporation, Inc., which was acquired by BB&T Corporation in 1995.

•	Jeffrey A. Paolucci, age 44, has been (i) a director of the Company and the Bank since May 1, 2003; (ii) executive vice president and chief financial officer of the Company and the Bank since January 2009; and (iii) senior vice president and chief financial officer of the Company and the Bank since September 2002. From 1993 to 2002, Mr. Paolucci was a bank examiner in the Columbia, South Carolina field office of the Federal Deposit Insurance Corporation.

•	Julius G. “Cass” Parris, age 63, has been a director of the Company and the Bank since October 2011. Mr. Parris has been engaged in the graphics and brand management industry throughout his entire career and, in 2003, started his own graphics business, Focus Imaging, which was acquired by Southern Graphics Systems in 2009. Mr. Parris continues to manage large national clients for SGS as a senior account executive.

•	Paul C. Saunders, age 52, has been (i) senior vice president and a director of the Bank since August 1999; (ii) senior vice president and assistant secretary of the Company since April 2001; and (iii) a director of the Company since April 2001. Prior to joining the Bank, Mr. Saunders was an officer of Centura Bank in Florence, South Carolina and a vice president of Pee Dee State Bank. Mr. Sanders is the brother of F.R. Saunders, Jr., a director and the president and chief executive officer of the Company.

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CLASS C — CONTINUEING DIRECTORS

(Term Expiring 2016)

•	John M. Jebaily, age 62, has been a director of the Bank since August 1999 and a director of the Company since April 2001. Mr. Jebaily has been self-employed as a real estate agent in Florence since 1977. Mr. Jebaily also serves as the chairman of the City of Florence Parks and Beautification Commission.

•	C. Dale Lusk, MD, age 55, has been a director of the Bank since August 1999 and a director of the Company since April 2001. Dr. Lusk has been in the private practice of obstetrics and gynecology since 1993. He is currently a partner/owner in Advanced Women’s Care, a local medical practice.

•	A. Dale Porter, age 63, has been (i) vice president and senior loan administrator of the Company and the Bank since December 1, 2007; (ii) a director of the Bank since August 1999; and (iii) a director of the Company since April 2001. From August 1999 to December 2007, Mr. Porter held various senior officer positions with the Bank and the Company. Prior to joining the Company and the Bank in 1999, Mr. Porter was a regional executive for Centura Bank and an executive officer and director of Pee Dee State Bank.

Director Independence

The Board of Directors has determined that the following directors are independent pursuant to the independence standards of the Nasdaq Stock Market:

• Leonard A. Hoogenboom	• John M. Jebaily
• James R. Lingle, Jr.	• C. Dale Lusk, MD
• Julius G. Parris	• J. Munford Scott, Jr.

In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his family.

Board Leadership Structure and Role in Risk Oversight

The Company's board of directors is led by a chairman selected by the board from time to time. Mr. Hoogenboom, an independent director, has served as chairman of the board of the Company since 2001 and as chairman of the board of the Bank since 1999. F.R. Saunders, Jr. currently serves as a director and as the Company’s president and chief executive officer. The foregoing structure is not mandated by any provision of law, but the board believes this structure provides for an appropriate balance of authority between management and the board and provides an efficient decision-making process with proper independent oversight. The board may establish a different structure in the future, but has no current plan or intention to do so.

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The board oversees and monitors the Company's risk management processes. The board outlines the Company's risk principles and management framework and it sets high level strategy and risk tolerances, including the creation of internal controls and safeguards relating to interest rate risk, loan concentrations, loans to one borrower and customer security. The audit committee of the board is primarily responsible for overseeing the risk management function of the Company on behalf of the board. In carrying out its responsibilities, the audit committee works closely with senior risk officers as well as the corporate governance and nominating committee of the board and meets regularly to review management’s assessment of risk exposure and the process in place to monitor and control such exposure. Additionally, the audit committee meets at least four times annually to review the Company’s annual financial statements, the Company’s annual report on Form 10-K, internal audit reports and meets in executive session with internal auditors, the Company’s independent registered accounting firm, the chief financial officer and the controller, among others, to assess risk that may affect the entire Company.

Board Meetings and Committees

In 2013, the board held 13 meetings. During 2013, all incumbent directors attended at least 75% of the total number of meetings of the board and the total number of meetings held by all committees of the board on which the director served.

The Company does not have a formal policy regarding board member attendance at the annual meeting of shareholders; however, board members are encouraged to attend any and all shareholder meetings of the Company. Last year eight of our ten directors then serving attended our annual meeting of shareholders.

Corporate Governance and Nominating Committee. The Company’s corporate governance and nominating committee is comprised of Leonard A. Hoogenboom, F.R. Saunders, Jr., J. Munford Scott, Jr., and Julius G. "Cass" Paris. The committee met one time in 2013. The committee was formed by the board to consider, among other items, shareholders’ nominations of individuals to serve as directors of the Company in accordance with the Company’s bylaws and the committee’s charter. As part of its responsibilities, the committee makes a recommendation regarding any suggested nominee to the entire board for final determination and consideration. The board has adopted a written charter for the corporate governance and nominating committee, which is available on the Company's website, www.firstreliance.com. Information on the Company's website is not incorporated by reference and is not a part of this proxy statement.

The committee has adopted a formal process for identifying or evaluating nominees; as part of this process, it informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of the Bank and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the committee prescribes specific qualifications or skills that a nominee must possess, including the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the committee deems relevant.

The committee’s policy with regard to the consideration of diversity in identifying director nominees considers all aspects of diversity in identifying well-qualified director nominees. In particular, the committee attempts to identify well-qualified directors who are representative of the Bank's market area and customers.

The committee will consider shareholder nominations for directors that are made in writing and delivered to the Company in accordance with the Company’s bylaws. Generally, the bylaws require that such notice be given at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement.

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Additionally, the nomination must state, to the extent known to the nominating shareholder, the following information:

•	with respect to the nominee, all information regarding the nominee required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") including, but not limited to the nominee’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected;

•	any agreement or relationship between the nominee and the Company, its directors, officers, employees and independent auditors, as well as the nominating shareholder; and

•	the nominating shareholder’s name, address and number of shares owned.

Shareholder nominations not made in accordance with the Company’s nominating procedures may be disregarded by the chair of the meeting at which the election is to be held. For a complete description of the required procedures for submitting a shareholder nomination, please see Article II, Section 13 of the Company’s bylaws. A copy of the bylaws will be provided upon request to the corporate secretary of the Company and have been incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee. The audit committee of the board is comprised of Leonard A. Hoogenboom, James R. Lingle, Jr., J. Munford Scott, Jr., and C. Dale Lusk. The committee met three times in 2013. The audit committee recommends to the board the independent registered public accounting firm to be selected to audit the Company’s consolidated annual financial statements and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. The Board has determined that Mr. Hoogenboom is an “audit committee financial expert” as that term is defined in regulations promulgated by the U.S. Securities and Exchange Commission (the "SEC"). The board has adopted a written charter for the Audit Committee, which is available on our website, www.firstreliance.com. Information on the Company's website is not incorporated by reference and is not a part of this proxy statement. The annual report of the audit committee appears under the heading “Audit Committee Matters” elsewhere in this proxy statement.

Compensation Committee. The compensation committee of the board is comprised of Leonard A. Hoogenboom, John M. Jebaily, James R. Lingle, Jr., and J. Munford Scott, Jr. The committee met four times in 2013. The primary purpose of the compensation committee is to aid the board in discharging its responsibilities relating to the compensation of the Company’s executive officers, including the chief executive officer. The committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The committee (i) reviews and determines the annual compensation, including salary, bonus, incentive and other compensation of the chief executive officer; (ii) approves corporate goals and objectives relevant to compensation of the chief executive officer; (iii) evaluates performance in light of these goals and objectives, approves compensation in accordance therewith, and provides a report thereon to the board; (iv) reviews and makes recommendations to the board with respect to incentive-based compensation plans and equity-based plans; (v) establishes criteria for the terms of awards granted to participants under such plans; (vi) recommends to the board the compensation for directors (including retainer, committee and committee chair fees, stock options and other similar items, as appropriate); (vii) establishes and approves policies on employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits; and (viii) retains outside counsel and other advisors as the committee may deem appropriate in its sole discretion. The committee has the sole authority to approve related fees and retention terms. Although the compensation committee did consult with legal counsel during 2013 regarding its compensation plans, it did not utilize the services of dedicated compensation consultant in 2013.

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The board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is available on our website, www.firstreliance.com. Information on the Company's website is not incorporated by reference and is not a part of this proxy statement.

Director Compensation

2013 Director Compensation Table

The following table shows the total fees paid to each of our directors for their service for 2013:

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Comp Earnings ($)	All Other Compensation ($)		Total ($)
Leonard A. Hoogenboom	26,350	—	—	—	—	12,325	(2)	38,675
John M. Jebaily	14,950	—	—	—	—	1,384	(3)	16,334
James R. Lingle, Jr.	13,050	—	—	—	—	—		13,050
C. Dale Lusk, MD	12,250	—	—	—	—	1,384	(3)	13,634
Julius G. "Cass" Parris	9,650	—	—	—	—	—		9,650
A. Dale Porter (4)	13,750	—	—	—	—	1,384	(3)	15,134
Paul C. Saunders (5)	10,750	—	—	—	—	—		10,750
J. Munford Scott, Jr.	15,300	—	—	—	—	—		15,300

(1)	Messrs. Paolucci and F.R. Saunders, Jr. are also Named Executive Officers of the Company and their compensation as directors is reported in the Summary Compensation table below.

(2)	Includes the 2013 expense related to a company vehicle provided to Mr. Hoogenboom and $2,075 disbursed for 2013 pursuant to a retirement agreement. See "—Director Retirement Agreements" below.

(3)	Amounts present was disbursed for 2013 pursuant to a director retirement agreement. See "—Director Retirement Agreements" below.

(4)	Mr. Porter also received compensation for services provided as an employee (non-executive officer) of the Company. The table reports only the additional compensation that Mr. Porter receives for services provided as a director.

(5)	Mr. Paul Saunders also receives compensation for services provided as an executive officer of the Company. The table reports only the additional compensation that Mr. Saunders receives for services provided as a director.

Director Fees. In 2013, the Company paid its directors an annual retainer fee of $3,500 ($8,500 for the chairman of the board) and an annual board member fee of $2,750. Audit and loan committee members were paid $3,000 each for the year, with the respective chairmen of those committees receiving an additional $3,000 as retainer. Finance, compensation, and budget and planning committee members were paid $1,500 each for the year, with the respective chairmen of those committees receiving an additional $1,500 as retainer. Members of other committees were paid $400 per meeting attended. Director fees are paid to both management and non-management directors. A total of $139,600 was paid in director fees during 2013.

Director Retirement Agreements. On December 19, 2006, the Bank entered into director retirement agreements with Messrs. Hoogenboom, Jebaily, Porter and Willis and Dr. Lusk. Pursuant to the terms of the agreements, each director was entitled to receive an annual benefit of $12,000 ($18,000 for Mr. Hoogenboom) if he remained in active service to the Bank for seven years from the effective date of the agreements. Each agreement was amended on April 15, 2010 to relieve the Bank of its obligation to accrue for benefits payable to the director after October 1, 2009. As a result of these amendments, the benefits payable to each director party to the agreement was fixed as of September 30, 2009. Accordingly, commencing in August 2013, Mr. Hoogenboom became entitled to receive an annual benefit of $4,980 and each of Messrs. Jebaily, and Porter and Dr. Lusk became entitled to receive an annual benefit of $3,320.

On December 19, 2006, the Bank also entered into endorsement split dollar agreements with Messrs. Hoogenboom, Jebaily and Porter and Dr. Lusk in connection with bank-owned life insurance, whereby each director may name a beneficiary who will be entitled to receive the lesser of (i) $50,000 or (ii) the total death proceeds of the insurance policy, less its cash surrender value.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2014 by (1) each of our current directors and director nominees; (2) each of our named executive officers; (3) all of our present executive officers and directors as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock, based on the most recent filings with the SEC and the information contained in those filings. Unless otherwise indicated, the address for each person included in the table is c/o First Reliance Bancshares, Inc., 2170 W. Palmetto Street, Florence, South Carolina 29501.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1) (2)	Percentage	Manner in which Shares are Beneficially Owned(2)
Directors:
Leonard A. Hoogenboom	27,860	*	Includes 2,440 shares held by his spouse and 200 shares held as custodian for a grandchild.
John M. Jebaily	15,480	*
James R. Lingle, Jr.	1,700	*
C. Dale Lusk, MD	22,500	*
Julius G. Parris	7,500	*
Jeffrey A. Paolucci	54,198	1.19%	Includes 18,155 shares held under the Company's Employee Stock Ownership Plan (the "ESOP").
A. Dale Porter	83,155	1.82%	Includes 1,200 shares of unvested restricted stock and 1,700 shares held by him under the ESOP.
F.R. Saunders, Jr.	232,908	5.10%	Includes 18,500 shares of unvested restricted stock, 4,000 shares held by Mr. Saunders’ children, 10,442 held by his spouse and 22,127 shares held under the ESOP.
Paul C. Saunders	120,507	2.64%	Includes 1,200 shares of unvested restricted stock and 14,299 shares held under the ESOP.
J. Munford Scott, Jr.	33,238	*	Includes 437 shares held by his spouse.
Non-Director Named Executive Officers:
Thomas C. Ewart, Sr.	46,035	*	Includes 5,600 shares of unvested restricted stock and 16,249 shares held under the ESOP.
Jess A. Nance	20,859	*	Includes 7,000 shares of unvested restricted stock and 5,011 shares held under the ESOP.
All Current Directors and Executive Officers, as a Group (12 persons):	665,940	14.59%

Other 5% Shareholders:
Service Capital Partners, LP, Service Capital Advisors, LLC, and Dory Wiley(3)	348,203	7.62%

First Reliance Bank Employee Stock Ownership Plan (4)	256,032	5.61%

*	Represents less than 1%.
(1)	Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Exchange Act. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from March 31, 2014.

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(2)	Some or all of the shares may be subject to margin accounts.
(3)	Address of principal business office is 1700 Pacific Avenue, Suite 2000, Dallas, Texas 75201.
(4)	F.R. Saunders, Jr. serves as the sole trustee of the ESOP. As trustee, Mr. Saunders must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. In the event that a participant fails to submit voting instructions on a matter submitted to shareholders, subject to fiduciary duties imposed by the governing trust and applicable law, the trustee may vote allocated shares held by the ESOP in his discretion. As of March 31, 2014, all shares held by the ESOP were allocated to participants.

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company: (a) his name; (b) his age at December 31, 2013; (c) how long he has been an officer of the Company; and (d) his positions with the Company and the Bank. Except as otherwise indicated, each executive officer has been engaged in his present principal occupation for more than five years.

Name (Age)	Officer Since	Position(s) with the Company and the Bank

Thomas C. Ewart, Sr. (64)	2003	Senior Vice President and Chief Banking Officer since January 2006. Mr. Ewart served as the Bank’s Chief Credit Officer from April 2003 until January 2006. Prior to joining the Bank, Mr. Ewart had been an area executive with Carolina First Bank, formerly known as Anchor Bank, for approximately seven years.

Jess A. Nance (59)	2006	Executive Vice President and Chief Credit Officer since January 2009; Senior Vice President and Chief Credit Officer since January 2006; Senior Vice President, Credit Administration since November 2004. Prior to joining the Bank, Mr. Nance had been President and CEO of Florence National Bank since July 1998.

Jeffrey A. Paolucci (44)	2002	Director of the Company and the Bank since May 2003; Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2009; Senior Vice President and Chief Financial Officer of the Company and the Bank since September 2002. Prior to joining the Company and the Bank, Mr. Paolucci had been a bank examiner in the Columbia, South Carolina field office of the FDIC since 1993.

F.R. Saunders, Jr. (53)	1999	President, Chief Executive Officer and a director of the Bank since August 1999; a director of the Company since April 2001; and President and Chief Executive Officer of the Company since April 2001.

Paul C. Saunders (52)	1999	Senior Vice President and a director of the Bank since August 1999; Senior Vice President and Assistant Secretary of the Company since April 2001; and a director of the Company since April 2001.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the annual and long-term compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s chief executive officer and the two other most highly compensated executive officers of the Company who earned over $100,000 in total compensation for 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (1)	All Other Compensation ($)		Total ($)
F.R. Saunders, Jr.	2013	282,000	—	—		—	96,875	(2)	378,875
President and Chief	2012	282,000	—	13,627	(4)	—	143,238	(3)	438,865
Executive Officer

Jeffrey A. Paolucci	2013	186,000	—	—		—	53,139	(5)	239,139
Executive Vice President and	2012	186,000	—	—		—	66,563	(5)	252,563
Chief Financial
Officer

Thomas C. Ewart, Sr.	2013	161,500	—	—		—	14,841	(8)	176,341
Senior Vice President and Chief Banking	2012	161,500	—	—		—	19,887	(8)	181,387
Officer

(1)	The assumptions made in the valuation of stock awards and option awards can be found in Note 16 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014.
(2)	For 2013, Mr. Saunders’s compensation included $49,462 for supplemental retirement benefits, $13,100 for board fees, $17,887 for disability insurance, $6,448 for 401(k) matching contributions, $2,844 for long-term care insurance, $6,334 for country club dues, $750 for a wellness benefit, a car allowance of $2,571, $1,281 for life insurance: $11,400 for medical insurance, and child care of $800.
(3)	For 2012, Mr. Saunders’s compensation included $76,848 for supplemental retirement benefits, $12,650 for board fees, $17,915 for disability insurance, $6,496 for 401(k) matching contributions, $2,844 for long-term care insurance, $4,529 for country club dues, $750 for a wellness benefit, a car allowance of $1,650, $3,476 for life insurance: $13,680 for medical insurance, and child care of $2,400.
(4)	Includes 13,627 shares at $1.05 granted in 2012 in recognition of the Company’s exchange of restricted stock grants for certain stock appreciation rights that were cancelled; these rrestricted stock grants cliff vest on January 20, 2015.
(5)	For 2013, Mr. Paolucci’s compensation included $16,411 for supplemental retirement benefits, $10,450 for board fees, $5,419 for disability insurance, $3,222 for 401(k) matching contributions, $2,592 for long-term care insurance, $1,957 for country club dues, $470 for a wellness benefit, $1,218 for life insurance, and $11,400 for medical insurance.
(6)	For 2012, Mr. Paolucci’s compensation included $20,994 for supplemental retirement benefits, $9,650 for board fees, $5,446 for disability insurance, $2,592 for long-term care insurance, $4,049 for country club dues, $750 for a wellness benefit, $1,932 for life insurance, $13,680 for medical insurance, and $7,470 for the redemption of certain stock appreciation rights in January 2012.
(7)	Comprises 1,400 shares at $2.20 granted in 2011 in recognition of the Company’s performance during 2010; these restricted stock grants cliff vest on April 25, 2016, and are subject to management’s achievement of certain Company performance goals druing 2011, 2012, 2013, 2014 and 2015 as determined by the board.
(8)	For 2013, Mr. Ewart’s compensation included, $3,775 for 401(k) matching contributions, $4,993 for country club dues, $697 for life insurance, $4,656 for medical insurance, $720 for a wellness benefit.
(9)	Comprises 500 shares at $2.20 granted in 2011 in recognition of the Company’s performance during 2010; these restricted stock grants cliff vest on April 25, 2016, and are subject to management’s achievement of certain Company performance goals during 2011, 2012, 2013, 2014 and 2015 as determined by the board.
(10)	For 2012, Mr. Ewart’s compensation included, $3,592 for 401(k) matching contributions, $5,381 for country club dues, $888 for life insurance, $5,519 for medical insurance, $286 for disability insurance, $120 for a wellness benefit, and $4,101 for the redemption of certain stock appreciation rights in January 2012.

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Executive Agreements

Executive Agreement Amendments and Waivers Adopted in 2013. In 2006, the Company and the Bank entered into an employment agreement, a salary continuation agreement, and an endorsement split dollar agreement with F.R. Saunders, Jr. and with Jeffrey A. Paolucci. In July 2013, at the request of each of Messrs. Saunders and Paolucci as part of an institution-wide effort to reduce operating expenses, the employment agreements and salary continuation agreements were amended to reduce certain benefits to each executive payable thereunder.

The amendment of the employment agreements eliminated the executives’ section 280G gross-up benefit. That is, the agreements had provided that after a change in control the Company would make a payment to the executives in an amount sufficient to compensate them for excise taxes imposed under Internal Revenue Code on their change-in-control benefits. In summary, the Internal Revenue Code imposes a 20% excise tax on an executive’s change-in-control benefits if the benefits equal or exceed three times the executive’s five-year average taxable compensation. If the change-in-control benefits exceed that threshold, the 20% excise tax is imposed on all change-in-control benefits exceeding the five-year average, which are referred to as so-called excess parachute payments. The section 280G gross-up benefit compensates the executives not only for that 20% excise tax but also for income and excise taxes imposed on the gross-up payment itself. The 20% excise tax is imposed under section 4999 on the executive, and under section 280G the excess parachute payments (which would include the gross-up benefit) are non-deductible compensation expenses. The cost of a section 280G gross-up benefit such as this is potentially very substantial, particularly taking into account that the payments are not deductible. Because a cost of that magnitude might have an adverse effect on a potential acquiror’s willingness to begin discussions with the Company regarding a change in control or an adverse effect on the amount of merger consideration the acquiror is willing to offer to shareholders, in 2013 the Company and the executives agreed to eliminate the section 280G gross-up right altogether, eliminating the gross-up provision both from the employment agreements and the salary continuation agreements.

In addition to eliminating the section 280G gross-up benefit, the 2013 amendment of the salary continuation agreement reduces the executives’ normal retirement benefit expectations by more than half. Specifically, the annual benefit amount payable when Mr. Saunders attains age 65 was reduced from the $321,842 figure established when the salary continuation agreement was entered into in 2006 to $125,000. Likewise, Mr. Paolucci’s annual benefit amount was reduced from $225,308 to $100,000. The reduced benefit expectations of the executives have the effect of reducing significantly the liability balance that must be accrued by the Bank to account for its benefit obligations under the salary continuation agreements, reducing for 2013 and for future years the nonqualified deferred compensation expense attributable to the salary continuation agreements.

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Finally, the 2013 amendment of the salary continuation agreement also changed the change-in-control benefit expectations of Mr. Saunders and Mr. Paolucci. Before the amendment, Messrs. Saunders and Paolucci would have been entitled to receive a lump-sum payment equal to the full liability accrual balance required to be accrued by the Bank by the date the executive attains age 65. Payable in a single lump sum without discount for the present value of money, the payment would be made immediately after the change in control. After the amendment, the payment continues to be payable in a single lump sum immediately after a change in control, but instead of the full age-65 accrual balance the executives would be entitled to the accrual balance projected to exist five years after the change in control occurs (or at age 65, if the change in control occurs when fewer than five years remain before the executive attains age 65). The change-in-control benefit is an alternative benefit, so if an executive receives the change-in-control benefit under the salary continuation agreement he will not also be entitled thereafter to a 15-year annual benefit at age 65.

In addition to the July 2013 amendments to their employment agreements and salary continuation agreements, on December 30, 2013, Messrs. Saunders and Paolucci agreed to prospectively waive their rights under their respective employment agreements to Company paid initiation fees and membership assessments and dues to certain civic and social clubs.

Employment Agreements of F.R. Saunders, Jr. and Jeffrey A. Paolucci. As amended in 2013, the employment agreements have a three-year term, extending monthly for one additional month unless the board decides that the term will not be extended. The employment agreements provide that base salary shall be increased to account for cost-of-living changes and may be increased beyond that amount, but cannot be decreased. Mr. Saunders’s base salary in 2013 was $282,000 and Mr. Paolucci’s was $186,000. As of December 31, 2013, Mr. Saunders’s and Mr. Paolucci’s annual base salaries had remained unchanged for the three-year period of 2011 through 2013. Their base salaries are unchanged for 2014 as well. Fringe benefits under the employment agreements include reimbursement for the executive’s cost to obtain disability insurance, plus an additional amount to compensate for state and federal income taxes imposed on the reimbursement payment, payment of initiation and membership assessments and dues in civic and social clubs of the executive’s choice, although the executive remains responsible for personal expenses for use of the clubs, and entitlement to a long-term care insurance policy that is fully paid up by the time the executive attains age 65. Mr. Saunders is also entitled by his employment agreement to the use of an automobile for business and personal use, including insurance and maintenance expenses.

If the employment of Mr. Saunders or Mr. Paolucci is terminated involuntarily but without cause by the Company or the Bank, or if Mr. Saunders or Mr. Paolucci voluntarily terminates his employment because of an adverse change in employment circumstances to which he did not consent in advance, he would be entitled to a cash severance payment equal to the sum of his base salary for the unexpired term of the agreement and the bonus earned for the previous calendar year. Payable 30 days after termination, the cash payment would not be discounted to present value. For involuntary termination without cause, voluntary termination because of an adverse change in employment circumstances, or termination because of disability, the executive would also be entitled to a medical and dental insurance continuation benefit for up to three years, consisting of reimbursement of the executive’s cost to continue coverage. The reimbursement amount would not exceed the Bank’s pre-termination cost for the coverage. The executive’s disability insurance reimbursement benefit, including the additional payment compensating for income taxes imposed on the reimbursement payment, would also continue for up to three years, and the entitlement to a long-term care insurance policy would continue until the policy is fully paid up. The employment agreements prohibit competition with the Company or the Bank for one year after termination.

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If a change in control of the Company occurs, each of Mr. Saunders and Mr. Paolucci would be entitled to a cash payment equal to three times the sum of base salary plus the bonus for the preceding year. If they receive the change-in-control benefit payment, they would not also be entitled thereafter to receive the cash severance benefit for involuntary termination without cause or for voluntary termination because of an adverse change in employment circumstances. Messrs. Saunders and Paolucci also are entitled to reimbursement of legal fees if their employment agreements are challenged after a change in control, up to a maximum of $500,000 for Mr. Saunders and $250,000 for Mr. Paolucci. The post-termination prohibition against competition with the Company becomes void automatically when a change in control occurs.

Salary Continuation Agreements of F.R. Saunders, Jr. and Jeffrey A. Paolucci. Also entered into in 2006 and amended in 2013, the salary continuation agreements provide for a benefit that becomes payable when the executive attains age 65. Payable by the Bank in equal monthly installments for 15 years, the annual benefit of Mr. Saunders is $125,000. Mr. Paolucci’s annual benefit is $100,000. An executive who is terminated with cause forfeits all benefits under the salary continuation agreement. For any other termination occurring before age 65, however, the executive would be entitled to receive at age 65 a monthly benefit that fully amortizes the accrued balance existing immediately before the month in which termination occurs. At the executive’s death his beneficiary would be entitled to any benefits remaining unpaid.

If a change in control occurs before employment termination, instead of the benefit payable at age 65 the executive would be entitled to a lump-sum payment equal to the liability balance to be accrued by the bank to account for its obligation to the executive under the salary continuation agreement, with the liability balance determined either as of the date the executive attains age 65 or, if sooner, the date that is five years after the change in control. If a change in control occurs after employment termination or after benefit payments commence at age 65, the executive would be entitled to a lump-sum payment of the salary continuation benefits remaining unpaid. Messrs. Saunders and Paolucci also are entitled to reimbursement of legal fees if their salary continuation agreements are challenged after a change in control, up to a maximum of $500,000 for Mr. Saunders and $250,000 for Mr. Paolucci.

Endorsement Split Dollar Agreements of F.R. Saunders, Jr. and Jeffrey A. Paolucci. The 2006 endorsement split dollar agreements of Mr. Saunders and Mr. Paolucci allow them to designate the beneficiary of a portion of the death benefit payable at their death under life insurance policies owned by the Bank. If they die before employment termination, their designated beneficiary would be entitled to a portion of the life insurance proceeds, specifically the total death benefit minus the policy cash surrender value. For death occurring after the executive’s employment termination, the executive’s beneficiary would be entitled to no benefits under the endorsement split dollar agreements.

The Bank also has a supplemental life insurance agreement dating from 2004 with Mr. Saunders. Amended in 2007, the supplemental life insurance agreement provides that the designated beneficiary of Mr. Saunders would receive at his death a benefit of at least $1.5 million. The right of Mr. Saunders to designate a beneficiary of the death benefit does not expire at employment termination, unless termination is an involuntary termination with cause.

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Outstanding Equity Awards at 2013 Fiscal Year End Table

The following table sets forth information at December 31, 2013, concerning outstanding awards previously granted to the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
F.R. Saunders, Jr.	—	—	—	—		—	—	18,500	(1)	31,635

Jeffrey A. Paolucci	—	—	—			—	—	10,500	(1)	17,955
	—	—	—			—	—	1,400	(2)	2,394

Thomas C. Ewart, Sr.	—	—	—			—	—	5,100	(1)	8,721
	—	—	—			—	—	500	(2)	855

(1)	Restricted stock grants cliff vest at the end of five years on February 9, 2015, subject to management’s achievement of Company performance goals during 2010, 2011, 2012, 2013 and 2014 as determined by the board; the market value of the shares of restricted stock that have not vested is based on the market value of the Company’s common stock as of year-end 2013, which was $1.71 per share as reported on the Over-the-Counter Bulletin Board. The awards are being expensed on a straight line basis in accordance with FAS 123R.

(2)	Restricted stock grants cliff vest at the end of five years on April 25, 2016, subject to management’s achievement of Company performance goals during 2011, 2012, 2013, 2014 and 2015, as determined by the board; the market value of the shares of restricted stock that have not vested is based on the market value of the Company’s common stock as of year-end 2013, which was $1.71 per share as reported on the Over-the-Counter Bulletin Board. The awards are being expensed on a straight line basis in accordance with FAS 123R.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of these reports and representations from our directors and officers, our directors and officers filed all reports required by Section 16(a), except for Director Parris, who was late filing a Form 3.

RELATED PARTY TRANSACTIONS

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated parties.

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The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than the Company’s and its shareholders’ best interests. Therefore, the board of directors has adopted the following practices and procedures with respect to related party transactions.

For the purpose of the procedures, a “related party transaction” is a transaction in which the Company or the Bank participates and in which any related party has a direct or indirect material interest, other than transactions available to all employees or customers generally.

Under the Company’s procedures, any related party transaction must be reported to the board of directors and may be consummated or may continue only (i) if the board approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by compensation committee, or (iii) if the transaction has been approved by the disinterested members of the board. The board may approve or ratify the related party transaction only if it determines that, under all of the circumstances, the transaction is in the best interests of the Company.

The Bank has employed certain employees who are related to the Company’s executive officers and/or directors. These individuals are compensated in accordance with the Bank’s policies that apply to all employees.

From time to time, the Bank will make loans to the directors and officers of the Company and the Bank and their affiliates. None of these loans are currently on nonaccrual, past due, restructured or potential problem loans. All such loans were: (i) made in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

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PROPOSAL NO. 2: ADVISORY (NON-BINDING) RESOLUTION APPROVING COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS

Pursuant the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and its related implementing regulations, the Company is providing its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as it is described in this proxy statement.

The Company believes that its compensation policies and procedures, which are reviewed and recommended by the compensation committee and approved by the board of directors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. The Company made restricted stock grants to Mr. Saunders in 2012, and to Mr. Paolucci and Mr. Ewart in 2011. Please see “Executive Compensation - Summary Compensation Table” above for additional information.

Our Board of Directors and management believe that the compensation paid to the named executive officers as disclosed in this proxy statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the named executive officers and strives to pay fair compensation to its named executive officers, and all employees, and believes its compensation practices are reasonable. We also believe that both the Company and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to express their views regarding the compensation for the named executive officers by voting to approve or not approve that compensation as described in this proxy statement.

This vote is advisory, which means that it is not binding on the Company or its Board. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. In response to our shareholder vote in 2013, we are currently conducting a “say-on-pay” advisory vote on an annual basis.

The Board asks our shareholders to vote in favor of the following resolution at the annual meeting:

“Resolved, the shareholders of First Reliance Bancshares, Inc. (the "Company") approve the compensation of the Company's executives, as described in the Company’s proxy statement pursuant to the federal securities laws.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S EXECUTIVES.

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Proposal 3: Ratification, on an Advisory Basis, of the

Director Qualification Bylaw Amendment

The Board of Directors is asking that shareholders ratify, on an advisory basis, a bylaw amendment adopted by the board on July 24, 2013, that imposes additional qualification requirements on director nominees (the “Bylaw Amendment”). The board adopted the Bylaw Amendment to proactively address risks posed by a practice of some dissident shareholders who offer special compensation arrangements to director candidates they support in proxy contests. These special compensation arrangements may provide that dissident candidates who are elected to a corporation’s board can earn large bonuses that are not payable to other duly elected directors if the corporation accomplishes specified objectives within specified timeframes. The Bylaw Amendment is designed to avoid these special compensation arrangements by providing that a person shall not qualify for service as a director of the Company if he or she is a party to any compensation arrangement with any third party or has received any such compensation or other payment in connection with his or her candidacy or service as a director of the Company (excluding pre-existing employment arrangements and indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy, but not service, as a director). The Bylaw Amendment appears at Article III, Section 2 of the Company’s Bylaws, and is set forth in full as an Appendix to this proxy statement.

Prior to adopting the Bylaw Amendment, the board determined that the provision is in the best interests of the Company and its shareholders. The board continues to believe the Bylaw Amendment is appropriate because it is designed to prevent or discourage the use of special compensation arrangements for dissident directors. The board believes that these special compensation arrangements for dissident directors are inappropriate and could result in poor corporate governance practices because they pose a number of risks, including:

•	undermining a board’s prerogatives to set director compensation and corporate goals, including the timeframes for achievement of those goals;

•	creating a subset of directors with incentives that are significantly different from those of the other directors and that represent only the interests of shareholders who are providing the special compensation arrangements, regardless of changes in the composition of the Company’s shareholders or other changes in the business environment that could affect the appropriateness of a particular objective that triggers payment under a special compensation arrangement;

•	introducing economic incentives to take the Company in a specified direction within a timeframe that may not be in the best interests of the Company or its shareholders;

•	creating a subset of directors who have a significant monetary incentive to sell the Company or manage it to attain the highest possible stock price in the short-run, even if detrimental to long-term prospects for growth and value creation; and

•	introducing unnecessary and problematic complexity and conflicts in corporate decision-making at the board level and calling into question directors’ ability to satisfy their fiduciary duties.

The board believes that these negative corporate governance risks can arise regardless of whether a special compensation arrangement is provided only once a candidate is elected or while a person is a nominee and does not have fiduciary duties to other shareholders. Therefore, the Bylaw Amendment applies regardless of when special compensation is provided.

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Since the board adopted the Bylaw Amendment in July 2013, criticism of such amendments has emerged among certain commentators on corporate governance matters. Opponents of bylaw provisions similar to Article III, Section 2 of the Bylaws argue that such provisions discourage compensation arrangements that incentivize directors to focus on increasing shareholder value. However, the board believes that all directors should be motivated to act in the interest of increasing shareholder value and that special compensation arrangements can bias the recipients towards a specific objective regardless of whether that objective is, or has ceased to be, in the best interests of shareholders. Opponents also raise concerns over whether such provisions have the effect of making it more difficult to replace corporate directors by affecting a dissident’s ability to attract qualified director candidates through special compensation arrangements. For this reason, Article III, Section 2 of the Bylaws does not prohibit third parties from indemnifying nominees or reimbursing nominees for out-of-pocket expenses incurred as a director candidate and does not prohibit compensating a candidate who is not elected as a director, but it preserves board-approved director compensation arrangements (the same compensation the Company’s nominees would be paid if elected after a contest) as the exclusive compensation for a candidate that is elected as a director. The board seeks to attract qualified director candidates but believes that instead of introducing differential compensation arrangements for directors, all directors should be compensated only through board-approved arrangements, thereby aligning directors’ incentives.

Opponents of bylaw provisions similar to Article III, Section 2 of the Bylaws also argue that disclosure of special compensation arrangements between third parties and director nominees is sufficient to permit shareholders to express their concerns over such compensation arrangements at the ballot box when they elect directors. However, the board believes that mere disclosure of the special compensation arrangements is not an appropriate approach because it bundles the distinct issue of special compensation arrangements with the issue of whether a director candidate is otherwise qualified. The board believes that shareholders should be able to consider these two issues distinctly. Therefore, if the Company retains the Bylaw Amendment, a dissident shareholder who wishes to separately compensate director candidates will be able to seek shareholder approval to repeal the Bylaw Amendment (either in advance of or in connection with soliciting votes for its candidates), thereby providing shareholders a separate vote on the issue. Alternatively, the shareholder’s candidates can seek to amend the Bylaw if and when they are elected as directors, at which time they will be subject to the same fiduciary duties as other directors serving on the board.

Although shareholder ratification of the Bylaw Amendment is not required by the Bylaws or South Carolina law, the board has determined to give shareholders an opportunity to voice their position as to whether the Bylaw Amendment should remain effective. If shareholders do not ratify, on an advisory basis, the Bylaw Amendment, the board will take the shareholder vote into consideration in determining whether to retain, amend or repeal, the Bylaw Amendment. The board and management are not aware of any pending or threatened proxy contests at the Company, and the deadline for a shareholder to provide notice of its intention to nominate a director for election at the Annual Meeting has passed without the Company receiving any such notice.

The Board has concluded that the negative corporate governance risks presented by special compensation arrangements for dissident director candidates outweigh the foregoing concerns that have been expressed over this type of bylaw provision. Accordingly, the board of directors believes that the Company should retain the Bylaw Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION, ON AN ADVISORY BASIS, OF THE BYLAW AMENDMENT IN ARTICLE III, SECTION 2 OF THE BYLAWS.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The Company's independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee reports as follows with respect to the audit of the Company’s 2013 audited consolidated financial statements.

•	The audit committee has reviewed and discussed the Company’s 2013 audited consolidated financial statements with the Bank’s and the Company’s management.

•	The audit committee has discussed with the Company's independent registered accounting firm, Elliott Davis, LLC, the matters required to be discussed by Statement of Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The audit committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from the Company and its related entities) and has discussed with the auditors the auditors’ independence from the Company and the Bank; and

•	Based on review and discussions of the Company’s 2013 audited consolidated financial statements with management and discussions with the independent auditors, the audit committee recommended to the board of directors that the Company’s 2013 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

March [__], 2014	Audit Committee:	Leonard A. HoogenboomJames R. Lingle, Jr
James R. Lingle, Jr.
C. Dale Lusk
J. Munford Scott, Jr.

Independent Registered Public Accounting Firm

The independent registered accounting firm of Elliott Davis, LLC served as the independent auditors for the Company for the year ended December 31, 2012, and have served as the Company’s independent auditors since January 2, 2003. A representative of Elliott Davis, LLC is expected to be present at the 2014 Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

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Audit Fees

The following table shows the amounts paid by the Company to Elliott Davis, LLC for the last two fiscal years.

	2012	2013
Audit fees (1)	$95,100	$93,200
Audit-related fees (2)	28,540	24,000
Tax fees (3)	14,485	9,905
All other fees (4)	—	4,270
Total Fees	$138,125	$131,125

(1)	Audit fees consisted primarily of the audit of the Company’s annual consolidated financial statements, for reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. These fees include amounts paid or expected to be paid for each respective year’s audit.

(2)	Audit-related fees consist primarily of fees paid for the audit of the Company’s ESOP and Welfare Plans.

(3)	Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for preparation of federal and state income tax returns and assistance with tax estimates.

(4)	All other fees consist of fees paid for assistance in various accounting and financial reporting matters.

The services provided by the Elliott Davis, LLC were pre-approved by the audit committee to the extent required under applicable law. The audit committee pre-approves all audit and allowable non-audit services, but does not have a specific pre-approval policy. The audit committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company’s auditors.

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SHAREHOLDER COMMUNICATIONS

Shareholder Proposals. To be included in the Company’s annual proxy statement, shareholder proposals not relating to the election of directors must also be received by the Company at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement. The Company’s bylaws require that the shareholder’s proposal notice describe:

•	the proposal and the reason it is being brought before the meeting;

•	the shareholder’s name and address and the number of shares he or she beneficially owns; and

•	any material interest of the shareholder in the proposal.

Rule 14a-8 promulgated by the SEC provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2014 proxy statement. To the fullest extent permitted by applicable law, the board of directors has the discretion to determine whether a shareholder’s proposal is a proper business matter. Accordingly, the board may, if warranted under the circumstances, deny the shareholder’s request upon written notice to the shareholder stating its reason for such denial.

In order for a shareholder proposal to be considered at the 2014 annual meeting, notice of the proposal was required to be delivered to the secretary of the company on or before January 1, 2014. The Company did not receive notice of any shareholder proposals to be presented at the 2014 meeting.

Shareholder Communications. Shareholders wishing to communicate with the board of directors or with a particular director may do so in writing, addressed to the board or to the particular director, and sending it to the secretary of the Company at its principal office at 2170 West Palmetto Street, Florence, South Carolina 29501. The secretary will promptly forward such communications to the applicable director or to the chairman of the board for consideration at the next scheduled meeting.

Householding. As permitted by applicable law we may deliver only one copy of this proxy statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as “householding.” We do this to reduce costs and preserve resources.

Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the secretary of the Company. You may contact the secretary by mail at First Reliance Bancshares, Inc., 2170 W. Palmetto Street, Florence, South Carolina 29501, Attention: Corporate Secretary.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company you are considered a shareholder of record with respect to those shares. Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our Registrar and Transfer Company, to request that only a single copy of the proxy statement be mailed in the future. You can contact Registrar and Transfer Company by phone at (800) 368-5948.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares. Beneficial owners should contact their broker or bank regarding the distribution of our proxy materials.

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Submission Deadline for Next Year’s Annual Meeting. To be included in the Company’s 2015 proxy statement, shareholder nominations and proposals to be submitted for consideration at the 2015 annual meeting of shareholders must be received by the Company no later than [December [__], 2014]. Generally, the proxyholder(s) disclosed in the Company’s proxy statement shall have the discretionary authority to vote upon any shareholder proposal not included in the Company’s proxy materials.

By Order of the Board of Directors,

F.R. Saunders, Jr.
President and Chief Executive Officer
Florence, South Carolina
April [__], 2014

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APPENDIX: DIRECTOR QUALIFICATION BYLAW AMENDMENT

Article III, Section 2 of the Company's Bylaws provides as follows:

Further, to be eligible to be a nominee for election or re-election as a director by a shareholder, the proposed nominee director must deliver, in accordance with the time periods prescribed for delivery of notice under Article II, Section 13 of these Bylaws (with respect to annual meetings) and Article II, Section 14 of these Bylaws (with respect to special meetings), to the Secretary at the principal office of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee: . . . (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification, and has not received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation; provided, that agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director (but not, for the avoidance of doubt, in connection with service as a director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director) shall not be disqualifying under these Bylaws (provided that all such permissible arrangements have been disclosed to the Corporation in writing).

FIRST RELIANCE BANCSHARES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 5, 2014

The undersigned hereby appoints Jeffrey A. Paolucci and Paul C. Saunders, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of First Reliance Bancshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 5, 2014 at the First Reliance Bank – Learning Center, 2148 West Palmetto Street in Florence, South Carolina, and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Proposal 1:	DIRECTOR ELECTIONS: To elect Leonard A. Hoogenboom, F.R. Saunders, Jr., and J. Munford Scott, Jr. to serve as Class A Directors of the Company for a three-year term until the 2017 Annual Meeting of Shareholders and until their successors have been elected and qualified.

☐	FOR all nominees listed above	☐ WITHHOLD authority to vote
	(except as indicated below)	for all nominees listed above

INSTRUCTION: To cast a vote opposing the election of at least one but less than all of the nominees listed above, mark “FOR” above, and write the name of the nominee(s) for whom you are casting an opposing vote in this space: ___________________________________.

Proposal 2:	APPROVAL OF NON-BINDING SHAREHOLDER RESOLUTION REGARDING EXECUTIVE COMPENSATION: Proposal to approve a non-binding shareholder resolution regarding the Company’s executive compensation policies and practices and compensation paid to executive officers.

☐ For	☐ Against	☐ Abstain

Proposal 3:	Bylaw Amendment Approval: Proposal to ratify, on an advisory basis, an amendment to the Company's bylaw's that disqualifies a person from serving on the board of directors if he or she is party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy or service as a director of the Company.

☐ For	☐ Against	☐ Abstain

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted for the above proposals. Discretionary authority is hereby conferred as to all other matters which may come before the Annual Meeting.

Signature(s) of Shareholder(s)
[INSERT LABEL INFORMATION HERE]
Name(s) of Shareholders(s)

Date:________________________________ , 2014
(Be sure to date your Proxy)
Please mark, sign and date this Proxy, and return it in the enclosed pre-addressed envelope. No postage is necessary. If stock is held in the name of more than one person, all must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please check the applicable box)

I WILL ☐ WILL NOT ☐ BE ATTENDING THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE